SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

GAYLORD ENTERTAINMENT COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Gaylord Entertainment Company at the Gaylord Opryland Resort and Convention Center in Nashville, Tennessee on May 4, 2006 at 10:00 a.m. local time.

Details of the business that will be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting, proxy statement and proxy card.

It is important that your shares be represented and voted at the Annual Meeting. If you do not plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you received your annual meeting materials via email, the email contains voting instructions and links to the annual report and proxy statement on the internet, which are both available at www.gaylordentertainment.com under the “Investor Relations” link. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Colin V. Reed
Chairman of the Board

GAYLORD ENTERTAINMENT COMPANY
One Gaylord Drive
Nashville, Tennessee 37214
(615) 316-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. local time on Thursday, May 4, 2006

PLACE	Gaylord Opryland Resort and Convention Center 2800 Opryland Drive Nashville, Tennessee 37214

ITEMS OF BUSINESS	(1) To elect ten (10) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

(2) To approve the 2006 Omnibus Incentive Plan.

(3) To ratify the appointment of Ernst & Young LLP as the Company’s independent public registered accounting firm for fiscal year 2006.

(4) To transact such other business as may properly come before the meeting or any adjournment or postponement.

RECORD DATE	You may vote if you were a stockholder of record at the close of business on March 14, 2006.

ANNUAL REPORT	Our 2005 Annual Report to Stockholders, which is not part of the proxy solicitation materials, is also enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. Please COMPLETE, SIGN, DATE AND PROMPTLY RETURN the enclosed proxy card in the reply envelope or, if you received the proxy materials via email, follow the voting instructions contained in the email.

A proxy may be revoked at any time prior to its exercise at the meeting.

By Order of the Board of Directors,

CARTER R. TODD Secretary

Nashville, Tennessee
April 3, 2006

PROXY STATEMENT

The Board of Directors of Gaylord Entertainment Company (“Gaylord,” the “Company,” “we,” or “us”) is soliciting proxies for the 2006 Annual Meeting of Stockholders on May 4, 2006, and any postponements and adjournments of such meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.  A copy of our 2005 Annual Report to Stockholders, this Proxy Statement and accompanying proxy card are being mailed to our stockholders beginning on or about April 3, 2006.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the election of ten (10) members of the Board of Directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, or until their earlier resignation or removal. The stockholders will also be asked to vote on the approval of the 2006 Omnibus Incentive Plan and the approval of Ernst & Young LLP as the Company’s independent accountants for fiscal year 2006. The stockholders also will transact any other business that properly comes before the meeting.

Who may vote?

You may vote if you were a holder of record of shares of our common stock at the close of business on March 14, 2006 (the record date). On the record date, there were 40,510,619 shares of common stock outstanding. The shares were held by approximately 2,166 holders of record. You are entitled to one vote for each share of common stock held by you as of the record date.

How do I cast my vote?

If you hold the shares in your own name, you can vote in person at the meeting or by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you vote by proxy, the proxies identified on the back of the proxy card will vote your shares in accordance with your instructions. If you submit a signed proxy card but do not mark the boxes showing how you wish to vote, the proxies will vote your shares FOR the proposal.

In addition, Gaylord stockholders can vote using the Internet or by phone. To use the Internet, log onto www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. Eastern time on May 3, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. To vote by phone, dial 1-800-690-6903 using a touch-tone telephone up until 11:59 p.m. Eastern time on May 3, 2006. Have your proxy card in hand when you call and then follow the instructions.

What if my shares are held in “street name” by a broker?

If you do not own your shares directly, but instead are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. On non-discretionary items for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. Except for the approval of the 2006 Omnibus Incentive Plan, the proposals to be presented at the Annual Meeting are considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held by your broker. If you do not issue instructions to your broker with respect to the approval of the 2006 Omnibus Incentive Plan, your broker may not vote your shares at its discretion on this matter.

How are shares in the Company’s 401(k) Savings Plan voted?

Participants in the Company’s 401(k) Savings Plan are entitled to vote the shares held under the 401(k) Savings Plan in their name. To do this you must sign and timely return the proxy card you received with this Proxy Statement. Your proxy card will be considered your confidential voting instructions, and the 401(k) Savings Plan trustee will direct your vote in the manner you indicate on the proxy card. In order to do this, the proxy results for the shares held in the 401(k) Savings Plan will be tabulated by our transfer agent for all plan participants and reported to the 401(k) Savings Plan trustee on an aggregate basis. The overall vote tallies will not show how individual participants voted. The trustee will vote the shares at the meeting through the custodian holding the shares. If a plan participant’s voting instruction is not received by our transfer agent before the meeting, or if the proxy is revoked by the participant before the meeting, the shares held by that participant will be considered unvoted. All unvoted shares in the plan will be voted at the Annual Meeting by the 401(k) Savings Plan trustee.

What shares are included on my proxy card?

Your proxy card represents all shares registered in your name with the transfer agent on the record date, including those shares owned pursuant to the Company’s 401(k) Savings Plan.

How many shares must be present to hold the Annual Meeting?

The holders of a majority of the shares of our common stock outstanding on the record date, or 20,255,310 shares, in person or by a valid proxy, must be present at the meeting for any business to be conducted, known as a “quorum.” Proxies received but marked as “withhold authority” or “abstain” and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without a vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the people named in the enclosed proxy will vote all shares of our common stock for which they have voting authority in favor of the adjournment. We also may adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

How does the Board recommend I vote on each of the proposals?

The Board recommends that you vote: FOR the election of each nominee to the Board; FOR the approval of the 2006 Omnibus Incentive Plan; and FOR the approval of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006 (upon recommendation of the Audit Committee).

How do I change my vote?

You can revoke your proxy at any time before the meeting by:

•	submitting a later-dated proxy card by mail, internet or phone (as provided above under “How do I cast my vote?”);

•	giving written notice to Carter R. Todd, the Secretary of the Company, stating that you are revoking your proxy; or

•	attending the Annual Meeting and voting your shares in person.

Who will count the votes?

Representatives of our transfer agent, SunTrust Bank, will count the votes and act as the independent inspectors of the election.

What if I send in my proxy card and do not specify how my shares are to be voted?

If you send in a signed proxy but do not give any voting instructions, your shares will be (a) voted FOR election of the ten (10) nominees to the Board of Directors; (b) voted FOR approval of the 2006 Omnibus Incentive Plan; and (c) voted FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

How will the proxies vote on any other business brought up at the Annual Meeting?

We are not aware of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the meeting, your signed proxy card authorizes Colin V. Reed, Robert P. Bowen and Carter R. Todd to use their discretion to vote on these other matters.

What are my voting options on the Election of Directors proposal?

You have three choices on the Election of Directors proposal at the Annual Meeting. You may: (a) vote for all of the director nominees as a group; (b) withhold authority to vote for all director nominees as a group; or (c) vote for all director nominees as a group except those nominees you identify on the appropriate line.

What are my voting options on the other matters?

For the approval of the 2006 Omnibus Incentive Plan, the ratification of Ernst & Young LLP as the Company’s independent public registered accounting firm and any other matter that properly comes before the meeting, you have three choices. You may: (a) vote for the applicable proposal; (b) vote against the applicable proposal; or (c) abstain from voting on the applicable proposal.

How many votes are required to approve the Election of Directors proposal?

Pursuant to our bylaws, directors must be elected by a plurality of the votes of the shares present (in person or by proxy) and entitled to vote for the election of directors. This means that the ten (10) nominees receiving the greatest number of votes will be elected as directors. If you withhold authority to vote for a director, your withholding authority will have no effect on the outcome. Broker non-votes also will have no effect on the voting outcome of the election of directors.

How many votes are required to approve the other matters?

For the approval of the 2006 Omnibus Incentive Plan, the ratification of Ernst & Young LLP as the Company’s independent public registered accounting firm and any other matter that properly comes before the meeting, the affirmative vote of the majority of votes cast will be required for approval. Also, in order to satisfy the listing standards of the New York Stock Exchange, the proposal concerning the 2006 Omnibus Incentive Plan must be approved by the affirmative vote of a majority of the votes cast on that proposal, provided that the total vote cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. A proxy card marked “ABSTAIN” will not be counted “for” or “against” any such matter and, if the matter is non-discretionary, broker non-votes will not be counted “for” or “against” any such matter. As noted above, if any other matter properly comes before the meeting, your signed proxy card authorizes Colin V. Reed, Robert P. Bowen and Carter R. Todd to use their discretion to vote on any such matter.

Is my vote confidential?

Yes. All proxy cards and vote tabulations that identify an individual stockholder are kept confidential. Except to meet legal requirements, your vote will not be disclosed to the Company unless:

•	a proxy solicitation is contested;

•	you write comments on the proxy card; or

•	you authorize disclosure of your vote.

This policy does not prevent the Company from ascertaining which stockholders have voted or from taking actions designed to encourage stockholder voting.

How is this proxy solicitation being conducted?

The Company will bear the cost of soliciting proxies for the Annual Meeting. We have retained Automatic Data Processing, Inc. to assist in the solicitation and will pay approximately $5,000 for its assistance. Our officers and employees may also solicit proxies by mail, telephone, e-mail or facsimile transmission. They will not be paid additional remuneration for their efforts. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of our common stock.

ITEM 1 — ELECTION OF DIRECTORS

You may vote on the election of ten (10) directors to the Board of Directors.

The current Board of Directors consists of ten (10) directors. All of our directors are elected annually. Ten (10) directors will be elected at the Annual Meeting. All of the nominees are currently directors of the Company. The Board expects all of the nominees named below to be available for election. In case any nominee is not available, the person or persons voting the proxies may vote your shares for such other person or persons designated by the Board if you have submitted a proxy card.

Directors will be elected by a plurality of the shares present (in person or by proxy) and entitled to vote for the election of directors. Each of the nominees shall be elected to serve as a director until the annual meeting of stockholders in 2007 and until his or her respective successor is duly elected and qualified, or until his or her earlier resignation or removal.

Information About the Nominees for Director

Information concerning the nominees proposed by the Board for election as directors is set forth below.

Michael J. Bender	Director since 2004. Age 44.

For the last three years, Mr. Bender has been the Executive Vice President of Retail Sales and Marketing for Cardinal Health, a provider of products and services to the healthcare industry. Prior to that time, Mr. Bender was Vice President of Store Operations for Victoria’s Secret Stores, an owner and operator of women’s retail clothing stores. He also spent 14 years at beverage distributor PepsiCo in a variety of sales, finance and operating roles. Mr. Bender has a BA in economics from Stanford University and is an MBA graduate of the Kellogg School at Northwestern.

Robert P. Bowen	Director since 2003. Age 64.

Mr. Bowen is a retired partner of Arthur Andersen LLP, and from 1980 to 1998, he was partner-in-charge of the audit practice of Andersen’s Memphis and Little Rock offices. For more than 25 years he specialized in the hospitality/hotel and entertainment industry, and was a member of Andersen’s worldwide hospitality industry team. Mr. Bowen joined Andersen in 1968, after receiving his MBA from Emory University. He retired from Andersen in August of 1999. Mr. Bowen is also a director and chair of the audit committee for both Strategic Hotels and Resorts, Inc. and Equity Inns Inc., each of which are publicly-traded owners of hotel and resort properties.

E. K. Gaylord II	Director since 1977. Age 48.

Mr. Gaylord served as the Company’s Chairman of the Board from May 1999 through April 2001. He served as interim President and Chief Executive Officer of the Company from late July until September 2000, and as Vice-Chairman of the Board from May 1996 to May 1999. He was the President of the Oklahoma Publishing Company (“OPUBCO”) from June 1994 until December 2002. Mr. Gaylord is Chairman of Gaylord Sports Management. He is also a member of the board of trustees of the Breeder’s Cup and a member of the board of trustees of the Scottsdale Healthcare Foundation. Mr. Gaylord, a graduate of Texas Christian University, is the son of the late Mr. Edward L. Gaylord, the former Chairman Emeritus of the Company.

E. Gordon Gee	Director since 2002. Age 62.

Mr. Gee is Chancellor of Vanderbilt University, a position he has held since August 2000. Previously, Mr. Gee was President of Brown University from January 1998 until January 2000 and was President of Ohio State University from September 1990 to January 1998. Mr. Gee is a member of the board of directors of Hasbro, Inc., a publicly-traded manufacturer of toys and games, Limited Brands, Inc., a publicly-traded global clothing retailer, Dollar General Corp., a publicly-traded owner and operator of general stores, and Massey Energy Company.

Laurence S. Geller	Director since 2002. Age 58.

Mr. Geller is the President, and has served as the Chief Executive Officer since May 1997, of Strategic Hotels and Resorts, Inc., a publicly-traded global lodging real estate company. He served as Chairman of Geller & Co, an advisory company to the real estate, gaming, tourism, and lodging industries, from 1989 until 1997. Mr. Geller has been active in the real estate and lodging industries and has served as a director or fellow of numerous industry associations including the Industry Real Estate Financing Advisory Council of the American Hotel and Lodging Foundation and the Commercial and Retail Council of Urban Land Institute.

Ralph Horn	Director since 2001. Age 65.

Mr. Horn served as the Chairman of the Board of First Tennessee National Corporation (now First Horizon National Corporation) and First Tennessee Bank, National Association, its principal subsidiary, from 1996 until his retirement in December 2003. Mr. Horn served as Chief Executive Officer of First Tennessee National Corporation, a provider of banking and general financial services, from 1994 through 2002 and as its President from 1991 through 2001. Mr. Horn is a director of Harrah’s Entertainment, Inc., a publicly-traded owner and operator of casinos, and Mid-America Apartment Communities, Inc, a publicly-traded owner and operator of apartment communities.

Ellen Levine	Director since 2004. Age 63.

Ms. Levine has been Editor-in-Chief of Good Housekeeping, a woman’s magazine, since 1994. In 2000, she was instrumental in founding O, The Oprah Magazine, and continues to serve as its Editorial Consultant. Ms. Levine also served as Editor-in-Chief of two other major women’s magazines, Redbook (1990-1994) and Woman’s Day (1982-1990), and as a Senior Editor of Cosmopolitan (1976-1982). She is a director of New York Restoration Project and New York Women in Communications, and serves on the Management Committee of Lifetime Television. She is also a director of Finlay Enterprises, Inc., the parent company of Finlay Fine Jewelry.

Colin V. Reed	Director since 2001. Age 58.

Mr. Reed was elected President and Chief Executive Officer and a director of the Company in April 2001, and since May 2005 has also served as Chairman of the Board of Directors of the Company. Prior to April 2001, he was a member of the three-executive Office of the President of Harrah’s Entertainment since May 1999 and the Chief Financial Officer of Harrah’s Entertainment since April 1997. Mr. Reed was a director of Harrah’s Entertainment from 1998 to May 2001. He was Executive Vice President of Harrah’s Entertainment from September 1995 to May 1999 and has served in several other management positions with Harrah’s Entertainment and its predecessor, Holiday Corp., since 1977. As part of his duties at Harrah’s Entertainment, Mr. Reed served as a director and Chairman of the Board of JCC Holding Company, an entity in which Harrah’s Entertainment held a minority interest.

Michael D. Rose	Director since 2001. Age 64.

Mr. Rose served as Chairman of the Board of the Company from April 2001 through May 2005, and has served as Chairman of the Executive Committee of the Board of the Company since May 2005. Prior to that time he was a private investor, and prior to December 1997, he was Chairman of the Board of Promus Hotel Corporation located in Memphis, Tennessee, a franchiser and operator of hotel brands. Prior to January 1997, Mr. Rose was also Chairman of the Board of Harrah’s Entertainment. Mr. Rose is a director of four other public companies, Darden Restaurants, Inc., First Horizon National Corporation, General Mills, Inc., and Stein Mart, Inc.

Michael I. Roth	Director since 2004. Age 60.

Mr. Roth is Chairman and Chief Executive Officer of the Interpublic Group of Companies, a leading organization of advertising agencies and marketing services companies. He was appointed the CEO in January of 2005. Prior to becoming Chairman of Interpublic in July 2004, Mr. Roth had been a member of Interpublic’s Board since 2002. Prior to assuming his current role, Mr. Roth had been Chairman of the Board and Chief Executive Officer of The MONY Group Inc., a provider of life insurance, annuities and banking products to small business owners, and its predecessor entities since 1997. Mr. Roth is also a director of Pitney Bowes, Inc., a publicly-traded provider of office technology solutions. His civic participation includes membership on the Leadership Committee of Lincoln Center for the Performing Arts; and the Committee to Encourage Corporate Philanthropy. In addition, he is a Director of The Baruch College Fund, The Partnership for New York City, and The Enterprise Foundation. Mr. Roth is a certified public accountant and holds a law degree.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

Corporate Governance

Our business is managed under the direction of the Board of Directors. The Board of Directors delegates the conduct of the business to our senior management team. The Board of Directors held four meetings during 2005. All incumbent directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the directors served during their tenure on the Board.

In 2003, the Company adopted Corporate Governance Guidelines governing the conduct of its Board of Directors. The charters of our Audit Committee, Human Resources Committee and Nominating and Corporate Governance Committee as well as our Corporate Governance Guidelines are all posted on the Company’s web site at www.gaylordentertainment.com under the “Investor Relations” link. In addition, the Company will provide a copy of its Corporate Governance Guidelines, including charters of each of these committees, upon receipt of a written request addressed to Gaylord Entertainment Company, Attn: Corporate Secretary, One Gaylord Drive, Nashville, Tennessee 37214. In 2004, the Company’s non-management directors began to meet in regularly scheduled executive sessions, and they selected Ralph Horn to serve as the presiding or lead director of these executive sessions. A description of the duties of the Company’s lead director is also available at the same location on the Company’s website.

The Company has adopted a Code of Ethics which is applicable to all employees, officers and directors of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is available on the Company’s web site at www.gaylordentertainment.com under the “Investor Relations” link. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s directors, chief executive officer, principal financial officer or principal accounting officer) at this location on its website.

Board Member Attendance at Annual Meeting

The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting of Stockholders. All of the Company’s directors who were in office at the time of the 2005 Annual Meeting of Stockholders attended the 2005 Annual Meeting of Stockholders.

Director Independence

Pursuant to the Company’s Corporate Governance Guidelines, the Board undertook its annual review of director independence in February 2006. Our Board of Directors determines the independence of its members through a broad consideration of all relevant facts and circumstances, including an assessment of the materiality of any relationship between the Company and a director. In making this assessment, the Board looks not only at relationships from the director’s standpoint, but also at relationships of persons or organizations with which the director has an affiliation. In making its determination, the Board of Directors adheres to the requirements of, and applies the standards set forth by, both the New York Stock Exchange (as set forth in Section 303A.02 of the listed company manual) and the Securities and Exchange Commission.

During this review, the Board considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors, or their affiliates, and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any of these relationships or transactions were inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined that, with the exception of Colin V. Reed and Michael D. Rose (both of whom are executive officers of the Company), all of the directors nominated for election at the Annual Meeting are independent of the Company and its management.

Committees of the Board

The Board has three regularly standing committees: an Audit Committee, a Human Resources Committee and a Nominating and Corporate Governance Committee.

The Audit Committee

The members of the Audit Committee are Robert P. Bowen (Chairman), Laurence S. Geller, Michael J. Bender and Michael I. Roth. The members of the Audit Committee are independent and financially literate as required by the listing standards of the New York Stock Exchange. Additionally, Robert P. Bowen is an “audit committee financial expert” as defined under the rules adopted by the Securities and Exchange Commission and is independent within the meaning of the Securities Exchange Act of 1934.

The Audit Committee is responsible for:

•	overseeing the integrity of the Company’s financial information, the performance of the internal audit function and system of internal controls and compliance with legal and regulatory requirements relating to preparation of financial information;

•	appointing, compensating, retaining and overseeing the Company’s independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of the Company’s independent registered public accounting firm;

•	meeting with the Company’s independent registered public accounting firm and with our director of internal audit concerning, among other things, the scope of audits and reports; and

•	reviewing the work programs of the Company’s independent registered public accounting firm and the results of its audits.

In 2005, the Audit Committee met eight times.

The Human Resources Committee

The members of the Human Resources Committee are E. Gordon Gee (Chairman), E.K. Gaylord II, Ralph Horn and Ellen Levine. All of the members of this committee are independent within the meaning of the listing standards of the New York Stock Exchange.

The Human Resources Committee is responsible for:

•	reviewing and approving all compensation policies and programs that benefit employees, including employment and severance agreements, incentive programs, benefits and retirement programs;

•	reviewing and approving the Chief Executive Officer’s objectives, performance and compensation;

•	administering the Company’s 1997 Omnibus Stock Option and Incentive Plan and, if approved by the stockholders, the Company’s 2006 Omnibus Incentive Plan; and

•	reviewing and approving compensation for executive officers and directors.

In 2005, the Human Resources Committee met four times.

The Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Ralph Horn (Chairman), Michael I. Roth and Laurence S. Geller. All of the members of this committee are independent within the meaning of the listing standards of the New York Stock Exchange.

The Nominating and Corporate Governance Committee is responsible for:

•	developing and recommending criteria for the selection of new directors and recommending to the Board nominees for election as directors and appointment to committees;

•	developing and recommending changes and modifications to our corporate governance guidelines and a code of conduct to the Board;

•	monitoring and enforcing compliance with the corporate governance guidelines, certain provisions of the code of conduct and other policies of the Company; and

•	advising the Board on corporate governance matters.

In 2005, the Nominating and Corporate Governance Committee met three times. A formal Board evaluation covering Board operations and performance, with a written evaluation from each Board member, is conducted annually by the Nominating and Corporate Governance Committee to enhance Board effectiveness. Recommended changes are considered by the full Board. In addition, each Board committee conducts an annual self-evaluation.

The Nominating and Corporate Governance Committee considers candidates for Board membership recommended by its members and other Board members, as well as by management and stockholders. The Committee will only consider stockholder nominees for Board membership submitted in accordance with the procedures set forth in “Additional Information — Stockholder Nominations of Candidates for Board Membership.”

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the following standards and qualifications:

•	the ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other boards; and

•	the extent to which the prospective nominee contributes to the range of knowledge, skill and experience appropriate for the Board.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, will interview prospective nominees in person or by telephone. After competing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

New directors participate in an orientation program that includes (i) discussions with senior management, (ii) background materials on the Company’s strategic plan, organization and financial statements and (iii) visits to the Company’s facilities. The Company encourages each director to participate in continuing educational programs that are important to maintaining a director’s level of expertise to perform his or her responsibilities as a Board member.

Communications with Members of the Board

Stockholders, employees and other parties interested in communicating directly with members of the Company’s Board of Directors (including our non-management directors) may do so by writing to Corporate Secretary, Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214. As set forth in the Corporate Governance Guidelines, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. In addition, stockholders, employees and other interested parties may communicate directly with the Company’s lead non-management director (Mr. Ralph Horn), individual non-management directors, or the non-management directors as group by email at boardofdirectors@gaylordentertainment.com.

Reporting of Ethical Concerns to the Audit Committee of the Board

The Audit Committee of the Board of Directors has established procedures for employees, stockholders, vendors or others to communicate concerns about the Company’s ethical conduct or business practices, including accounting, internal controls or financial reporting issues, to the Audit Committee, which has responsibility for these matters. Matters may be reported as follows:

•	if you are an employee of the Company, contact your manager or human resources representative first (unless the matter involves such person)

•	or contact the Company’s General Counsel:

       Carter R. Todd
       One Gaylord Drive
       Nashville, TN 37214
       615-316-6186

•	or call the Ethics Hot Line at 1-888-736-9830 — on an identified or anonymous basis.

Compensation of Directors

The Human Resources Committee reviews and recommends the compensation for directors. During 2005, each of our non-management directors received an annual Board retainer of $40,000, an annual retainer for service on the audit committee of $10,000 ($15,000 for the chairperson) and an annual retainer for service on any other committee of $7,500 ($12,500 for chairpersons). No additional fees are paid for special meetings. Pursuant to the Company’s Deferred Compensation Plan for Non-Employee Directors, non-employee directors may defer these fees into this plan until their retirement or resignation from the Board. Three of the directors have elected to participate in this deferred compensation plan.

Upon election to the Board, non-employee directors also receive a one-time grant of a non-qualified stock option to purchase 10,000 shares of common stock under the 1997 Omnibus Stock Option and Incentive Plan, at an exercise price equal to the closing price on the date prior to the date of the grant, which becomes exercisable in four equal annual installments. In addition, each non-management director receives an annual grant of a non-qualified stock option to purchase 5,000 shares of common stock under the 1997 Omnibus Stock Option and Incentive Plan, at an exercise price equal to the closing price on the date prior to the date of the grant, which becomes exercisable on the first anniversary of the date of grant.

Directors who are employed by the Company do not receive compensation for their service as directors. All directors are reimbursed for expenses incurred in attending meetings.

Compensation Committee Interlocks and Insider Participation

During 2005, Messrs. Gaylord, Gee, Horn and Levine served on the Human Resources Committee of the Board. None of these directors was an officer or employee of the Company during 2005. Mr. Gaylord served as interim President and Chief Executive Officer of the Company from late July until September 2000, and as Vice-Chairman of the Board from May 1996 to May 1999.

Certain Relationships and Related Transactions

During the Company’s last fiscal year, there have been no transactions that are required to be disclosed by Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

Beneficial Ownership

The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2006 (unless otherwise noted) for:

•	each of our directors;

•	each of the Named Executive Officers (the executive officers named in the Summary Compensation Table);

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; and

•	all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the table are based on 40,450,834 voting shares outstanding as of March 1, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options that are exercisable within 60 days of March 1, 2006 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. Unless otherwise indicated, the address for each person listed in the table is the principal office of the Company.

	Number of Shares		Percent
Name	Owned		of Class

Michael Bender	2,500	(1)	*
Robert P. Bowen	20,000	(2)	*
E. K. Gaylord II	621,774	(3)	1.5%
E. Gordon Gee	27,000	(1)	*
Laurence S. Geller	29,000	(4)	*
Ralph Horn	28,000	(4)	*
Ellen Levine	2,500	(1)	*
Colin V. Reed	840,625	(5)	2.1%
Michael D. Rose	220,000	(6)	*
Michael I. Roth	12,640	(7)	*
David C. Kloeppel	317,250	(8)	*
Jay D. Sevigny	64,978	(9)	*
Mark Fioravanti	61,596	(10)	*
John Caparella	66,353	(11)	*
Gabelli Funds	4,236,624	(12)	10.5%
Dimensional Fund Advisors	2,415,346	(13)	6.0%
All executive officers and directors as a group (17 persons)	2,390,198	(14)	5.9%

*	Less than 1%

(1)	Represents shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006.

(2)	Includes 17,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006.

(3)	Includes 246,500 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006.

(4)	Includes 27,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006.

(5)	Includes 758,750 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006. Does not include 170,000 shares of common stock issuable upon the vesting of performance accelerated restricted stock units scheduled to vest on February 1, 2008.

(6)	Includes 10,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2006 and 180,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006.

(7)	Includes 10,000 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006.

(8)	Includes 16,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2006 and 276,250 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006. Does not include 70,000 shares of common stock issuable upon the vesting of performance accelerated restricted stock units scheduled to vest on February 1, 2008.

(9)	Includes 59,375 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006.

(10)	Includes 7,000 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2006 and 50,125 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006. Does not include 35,000 shares of common stock issuable upon the vesting of performance accelerated restricted stock units scheduled to vest on February 1, 2008.

(11)	Includes 1,500 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2006 and 63,750 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006. Does not include 35,000 shares of common stock issuable upon the vesting of performance accelerated restricted stock units scheduled to vest on February 1, 2008.

(12)	Based upon information set forth in Amendment No. 24 to Schedule 13D, filed with the SEC on March 24, 2006 jointly by Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Gabelli Securities, Inc. (“GSI”) and MJG Associates, Inc. (“MJG”). Gabelli Funds, GAMI and GSI are affiliates of GGCP, Inc., formerly Gabelli Group Capital Partners, Inc. (“GGCP”), and GAMCO Investors, Inc., formerly Gabelli Asset Management Inc. (“GBL”). Mario J. Gabelli is the majority stockholder and Chairman of the Board of Directors and Chief Executive Officers of GGCP and CBL, and he is the sole shareholder, director and employee of MJG. Gabelli Funds has sole voting and dispositive power with respect to 1,054,250 shares. GAMCO has sole voting power with respect to 2,973,574 shares and sole dispositive power with respect to 3,180,374 shares. MJG has sole voting and dispositive power with respect to 1,000 shares. GSI has sole voting and dispositive power with respect to 1,000 shares. The address for all of these persons is One Corporate Center, Rye, New York 10580-1435.

(13)	Based upon information set forth in Amendment No. 2 to Schedule 13G, filed with the SEC on February 6, 2006. Dimensional Fund Advisors Inc. (“DFA”) reported that it has sole voting power and sole dispositive power with respect to these shares. The address for DFA is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(14)	Includes:

(a) 42,500 shares of restricted stock as to which applicable vesting periods will not have expired within 60 days of March 1, 2006; and

(b) 1,811,825 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2006.

ITEM 2 — CONSIDERATION AND APPROVAL OF THE 2006 OMNIBUS INCENTIVE PLAN

Our Board of Directors has adopted and recommends that you approve the 2006 Omnibus Incentive Plan (the “Plan”) to replace our 1997 Omnibus Stock Option and Incentive Plan (the “1997 Plan”). If approved by stockholders, the Plan will authorize awards in respect of an aggregate of 2,690,000 shares of our common stock, which includes approximately 2,000,000 newly authorized shares and 690,000 shares that are authorized and available for grant under our 1997 Plan. Of the 2,690,000 shares authorized under the plan, no more than 1,350,000 shares will be available for grants of restricted shares or restricted share units and awards other than options or stock appreciation rights (SARs). If stockholder approval of the Plan is received at the annual meeting, no further awards will be granted under the 1997 Plan. If approved by our stockholders, the Plan will be effective as of May 4, 2006.

The primary purpose of the Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of incentives to achieve long-range performance goals, and (iii) linking the compensation of those individuals to the long-term interests of the Company and its stockholders.

Our general compensation philosophy is that long-term incentive compensation should be closely aligned with our stockholders’ interests, as more fully described under the heading “Human Resources Committee Report on Executive Compensation.” We believe that stock options, the core of our historical long-term incentive program, have been very effective over the years in enabling us to attract and retain the talent critical to a serviced-based hospitality company with a focus on providing flawless service to our customers. We have also, in recent years, made use of restricted shares, restricted share units and performance-based equity awards in addition to stock options. These other awards allow us, in appropriate circumstances and depending on our business and talent needs and specific compensation goals, to deliver similar value to employees using fewer shares than with stock options, while continuing to closely link management and executive compensation with the long-term interests of our stockholders. We believe that stock ownership has focused our key employees on improving our performance, and has helped to create a culture that encourages employees to think and act as stockholders. Participants in our long-term incentive compensation program generally include our officers, subsidiary executives and managers, other members of corporate and hotel management and non-employee directors.

We believe that our equity programs and our emphasis on employee stock ownership have been integral to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead.

We believe that the ability to attract, retain and motivate talented employees is critical to long-term company performance and stockholder returns. We believe that the Plan will allow us the flexibility to implement our current long-term incentive philosophy in future years, and will better align executive and stockholder interests. For these reasons, we consider approval of the Plan important to our future success.

The following is a brief summary of the principal features of the Plan, which is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

Summary Terms of the Plan

Shares Available for Awards under the Plan.  Under the Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the Plan, the maximum number of shares of common stock with respect to which awards may be granted under the Plan is 2,690,000 (which includes 690,000 shares, up to 350,000 of which may be awarded as restricted shares or restricted share units, with respect to which awards under the 1997 Plan were authorized but not granted). Except as adjusted in accordance with the terms of the Plan, no more than 2,690,000 shares of common stock authorized under the Plan may be awarded as incentive stock options and no more than 1,350,000 shares authorized under the Plan may be awarded as awards other than options or stock appreciation rights (SARs). The maximum number of shares with respect to which awards may be granted under the Plan shall be increased by the number of shares with respect to which options or other awards were granted under the 1997 Plan as of the record date of the Annual Meeting (March 14, 2006), but which thereafter terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 1997 Plan (but shall not include shares cancelled on settlement of options or SARs in payment of the exercise price thereof or shares withheld to pay taxes), and shares that were granted as restricted shares or restricted share units under the 1997 Plan and again become available for grant may be granted as awards other than stock options or SARs under the Plan. As of the March 14, 2006 record date, more than 690,000 shares of our common stock were available for grant under the 1997 Plan, but only 690,000 shares are being rolled into the Plan, and if the Plan is approved, the shares formerly authorized under the 1997 Plan not granted as of March 14, 2006 in excess of 690,000 will not be available for grant under the Plan and the authorization of such shares will be cancelled.

Shares of common stock subject to an award under the Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award (but not shares cancelled on exercise of options or settlement of SARs in payment of the exercise price thereof or shares withheld to pay taxes) will become available for awards under the Plan. In any event, for purposes of determining the number of shares available for grant, the gross number of shares issued pursuant to an award and not later forfeited will be deducted from the total shares available for grant. Shares of common stock issued under the Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines (“Substitute Awards”), do not reduce the number of shares available for awards under the Plan.

In addition, the Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or SARs in any calendar year that, taken together, relate to more than 200,000 shares of common stock, subject to adjustment in certain circumstances.

With certain limitations, awards made under the Plan may be adjusted by the Human Resources Committee of the Board of Directors (the “Committee”) in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

Eligibility and Administration.  Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Plan. As of March 31, 2006, approximately 215 individuals were eligible to participate in the Plan. While it is anticipated that the Named Executive Officers, non-employee directors and various other management level employees will participate in the Plan, the level of participation is not currently determinable. The Committee will administer the Plan, except with respect to awards to non-employee directors, for which the Plan will be administered by the Board. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder, an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code and will be an independent director as defined by the listing standards of the New York Stock Exchange. Subject to the terms of the Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Plan, and make all other determinations which may be necessary or desirable for the administration of the Plan.

Stock Options and Stock Appreciation Rights.  The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option or SAR is determined by the Committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. Except in connection with corporate reorganizations and other adjustments, the Committee may not amend an option or SAR to reduce the exercise price or re-price, replace, regrant through cancellation or modify awards without stockholder approval if the effect would be to reduce the exercise price. In addition, no outstanding award may be substituted for another award type. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.

A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted thereunder for the exercise thereof. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the exercise price for the number of shares with respect to which the option is then being exercised.

Payment of the option exercise price must be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of shares that have been held by the participant for at least six months (or such lesser period as may be permitted by the Committee) which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (ii) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the exercise price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such shares. No dividend equivalent rights may be granted with respect to stock options or SARs.

Restricted Shares and Restricted Share Units.  The Committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred for value, encumbered or disposed of (other than pursuant to will or the laws of descent) during the restricted period or until after fulfillment of the restrictive conditions.

Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents as specified in any award agreement. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of (and no transfers for consideration shall be permitted), and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met. As more fully described under the heading “Human Resources Committee Report on Executive Compensation,” the Company in May of 2003 adopted a Performance Accelerated Restricted Stock Unit Program (“PARSUP”). The PARSUP units were issued under the 1997 Plan and will remain unchanged if the Plan is approved.

Performance Awards.  A performance award consists of a right that is denominated in cash or shares of common stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award, except as otherwise determined by the Committee. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution (but no transfers for consideration shall be permitted).

Performance awards are subject to certain specific terms and conditions under the Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a Covered Officer (as such term is defined in the Plan) under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for Covered Officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production (separate work units or SWUs); (k) stock price or total stockholder return; (l) dividends; (m) debt reduction; or (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in the Plan to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum annual number of shares in respect of which all performance awards may be granted under the Plan is 100,000 and the maximum annual amount of all performance awards that are settled in cash that may be granted in any year is $3,000,000.

Other Stock-Based Awards.  The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Plan.

Non-Employee Director Awards.  The Board may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The Board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to non-employee directors, the Plan will be administered by the Board.

Termination of Employment.  The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

Change in Control.  Unless otherwise specified in an award agreement, all outstanding awards vest, become immediately exercisable or payable and have all restrictions lifted immediately upon a Change in Control (as defined in the Plan). Performance awards shall vest only in accordance with the applicable award agreement.

Amendment and Termination.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion of the Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.

Other Terms of Awards.  The Company may take action, including the withholding of amounts from any award made under the Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the Committee in its discretion. No transfers to a third party for consideration will be permitted.

Certain Federal Income Tax Consequences

The following is a brief description of the Federal income tax consequences generally arising with respect to awards under the Plan.

Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of common stock acquired on the date of exercise.

If a participant sells shares of common stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of common stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of common stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of common stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of common stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of common stock for the incentive stock option holding periods prior to disposition of the shares.

Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted shares, the participant will recognize ordinary income on the fair market value of the common stock at the time restricted shares vest unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any common stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the common stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to, and are transferable by, the participant.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of common stock at the date of grant (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

The Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

The foregoing discussion is general in nature and is not intended to be a complete description of the Federal income tax consequences of the Plan. This discussion does not address the effects of other Federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Plan are urged to consult a tax advisor as to the tax consequences of participation.

Approval of Proposal

The Company’s Bylaws and Section 162(m) of the Code provide that this proposal must be approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal. The New York Stock Exchange listing standards provide that this proposal must be approved by the affirmative vote of a majority of the votes cast on this proposal, provided that the total vote cast on this proposal represents over 50% in interest of all shares entitled to vote on this proposal. If the proposal is not approved by the stockholders, the 1997 Plan will continue in effect unchanged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE 2006 OMNIBUS INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

ITEM 3 —	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Information About The Company’s Independent Registered Public Accounting Firm

General

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm. The independent registered public accounting firm will audit our consolidated financial statements for 2006 and management’s assessment as to whether the Company maintained effective controls over financial reporting as of December 31, 2006. This appointment has been submitted for your ratification. If you do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider their appointment. Ernst & Young LLP has served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to speak and respond to your questions.

Fee Information

The following table presents fees for audit, audit-related, tax, and other services rendered by the Company’s independent registered public accounting firm for the years ended December 31, 2005 and 2004.

	2005	2004

Audit Fees	$1,377,542	$1,505,411
Audit-Related Fees	—	53,223
Tax Fees	10,055	118,038
All Other Fees	—	—

Total	$1,377,542	$1,676,672

Audit Fees

The fees for audit services during 2005 and 2004 include fees associated with the audit of the Company’s consolidated financial statements, including the audit of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, issuances of comfort letters and assistance with documents filed with the SEC and reviews of the Company’s 2005 and 2004 quarterly financial statements.

Audit-Related Fees

Fees for audit-related services provided by Ernst & Young related to audits of the Company’s benefit plans, certain due diligence and assistance with transactions contemplated or completed by the Company during 2004.

Tax Fees

Fees for tax services provided by Ernst & Young relate to domestic and international tax compliance matters, tax advice and planning, and tax assistance with transactions contemplated or completed by the Company during 2005 and 2004.

All Other Fees

There were no fees for other services provided by Ernst & Young in 2005 or 2004. Ernst & Young did not provide professional services during 2005 or 2004 related to financial information systems design and implementation.

Audit Committee Pre-Approval Policy

All audit, audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for pre-approval of audit, audit-related services, tax services and other services specifically described by the Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy also requires specific approval by the Committee if total fees for audit-related and tax services would exceed total fees for audit services in any fiscal year. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS OTHERWISE SPECIFY IN THEIR PROXIES.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee operates under written charter adopted by the Board of Directors on February 4, 2004. The charter is attached hereto as Appendix B and incorporated herein by reference. The Committee reviews and reassesses the adequacy of the charter at least once each year. During the summer of 2005, the Gaylord Audit Committee conducted a self evaluation in order to assess the effectiveness of the Committee, and at its August 2005 meeting, the Audit Committee members discussed the results of the self evaluation process.

The Audit Committee reviews the financial information provided to stockholders and others, oversees the performance of the internal audit function and the systems of internal controls which management and the Board of Directors have established, oversees compliance with legal and regulatory requirements by the Company and its employees relating to the preparation of financial information and reviews the independent registered public accounting firm’s qualifications, independence and performance. As part of its oversight of the Company’s financial statements, the Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2005, and the financial statements for the three years ended December 31, 2005, with management and Ernst & Young LLP, the Company’s independent registered public accounting firm; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as modified or supplemented; and (iii) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm its independence. The Audit Committee also has considered whether the provision by Ernst & Young LLP of non-audit services described in this proxy statement under the caption “Independent Auditor Fee Information” is compatible with maintaining the independence of the Company’s independent registered public accounting firm.

The Audit Committee’s review and discussion of the audited financial statements with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and the Company’s independent registered public accounting firm their general preference for conservative policies when a range of accounting options is available.

In performing these functions, the Audit Committee acts in an oversight capacity. The Committee does not complete all of its reviews prior to the Company’s public announcements of financial results and, necessarily, in its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in its report, express an opinion on the conformity of the Company’s annual financial statements with generally accepted accounting principles.

In reliance on these reviews and discussions and the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
     ROBERT P. BOWEN, CHAIRMAN
     LAURENCE S. GELLER
     MICHAEL I. ROTH
     MICHAEL J. BENDER

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table shows compensation information for Mr. Reed, the Company’s Chairman of the Board, President and Chief Executive Officer, and the four most highly compensated executive officers other than the Chairman of the Board, President and Chief Executive Officer (collectively, the “Named Executive Officers”).

		Annual Compensation			Long Term Compensation Awards
					Awards				Payouts
					Restricted		Securities
Name and			Incentive	Other Annual	Stock		Underlying		LTIP	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Awards(2)		Options(#)		Payouts	Compensation(3)

Colin V. Reed	2005	$715,705	$780,457	$71,550	—		75,000		—	$66,949	(4)
Chairman of the Board,	2004	$737,500	$730,000	$61,385	—		75,000		—	$62,049
President and Chief	2003	$700,000	$693,000	$46,468	$3,593,800		115,000		—	$45,291
Executive Officer
David C. Kloeppel	2005	$460,160	$333,542	$15,058	$656,800	(5)	30,000		—	$20,051	(6)
Executive Vice President	2004	$433,750	$260,279	$18,476	—		30,000		—	$21,200
and Chief Financial Officer	2003	$415,000	$275,000	—	$1,479,800		45,000		—	$28,235
Jay D. Sevigny	2005	$377,564	$204,523	—	—		15,000	(7)	—	$15,385	(8)
Executive Vice President and	2004	$375,000	$225,000	$24,545	$447,750	(9)	42,500		—	$16,691
Chief Operating Officer	2003	$325,000	$200,000	$17,940	$1,162,700	(9)	32,500		—	$33,431
Gaylord Hotels
Mark Fioravanti	2005	$310,897	$100,000	$12,740	—		20,000		—	$19,136	(10)
Executive Vice President	2004	$283,653	$102,063	$12,032	$507,210		25,000		—	$18,602
and President, ResortQuest	2003	$215,000	$115,000	$4,340	$695,730		16,000		—	$60,391
John Caparella	2005	$243,045	$144,016	$10,710	—		15,000		—	$17,876	(11)
Senior Vice President	2004	$230,000	$142,336	$10,101	—		10,000		—	$42,090
and General Manager,	2003	$215,000	$120,615	$6,264	$634,200		16,000		—	$35,447
Gaylord Palms Resort

(1)	Represents contributions by the Company to the Company’s Supplemental Deferred Compensation Plan on behalf of the applicable Named Executive Officer.

(2)	Represents the value of the award of shares of the Company’s restricted stock and/or restricted stock units as of the date of the award.

(3)	Includes the following contributions by the Company in 2005 to those benefit plans maintained by the Company listed below:

		Group Term Life
Name	401(k)	Insurance

Colin V. Reed	$4,200	$18,029
David C. Kloeppel	$4,200	$5,469
Jay D. Sevigny	$4,200	$1,708
Mark Fioravanti	$8,400	$884
John Caparella	$7,350	$1,049

(4)	Includes a $12,439 car allowance, $20,687 in financial counseling services and $11,594 for use of the Company plane.

(5)	Represents the value of the award of 16,000 shares of the Company’s restricted stock as of May 4, 2005, the date of the award. Such shares had a value of $697,440 as of December 31, 2005. These shares of restricted stock vest in four equal annual installments beginning on the first anniversary of the date of grant. Holders of restricted stock are entitled to receive dividends.

(6)	Includes a $9,477 car allowance and $905 in financial counseling services.

(7)	Options to purchase 7,500 shares were cancelled on February 10, 2006 when Mr. Sevigny ceased to be Executive Vice President and Chief Operating Officer — Gaylord Hotels.

(8)	Includes a $9,477 car allowance.

(9)	Effective February 10, 2006, all of Mr. Sevigny’s 70,000 restricted stock units previously granted to him pursuant to the Company’s PARSUP Program were forfeited.

(10)	Includes a $9,477 car allowance and $375 in financial counseling services.

(11)	Includes a $9,477 car allowance.

Option Grants in 2005

The following table presents additional information concerning the option awards shown in the Summary Compensation Table for 2005. These options to purchase our common stock were granted under our 1997 Omnibus Stock Option and Incentive Plan. No SARs have been granted.

	Individual Grants
			Percent of
	Number of		Total			Potential Realizable Value
	Securities		Options			at Assumed Annual Rates
	Underlying		Granted to			of Stock Price Appreciation
	Options		Employees	Exercise	Expiration	for Option Term(3)
Name	Granted(1)		in 2005	Price(2)	Date	5%	10%

Colin V. Reed	75,000		11.7%	$40.22	2/9/2015	$1,897,061	$4,807,524
David C. Kloeppel	30,000		4.7%	$40.22	2/9/2015	$758,824	$1,923,010
Jay D. Sevigny	15,000	(4)	2.3%	$40.22	2/9/2015	$379,412	$961,505
Mark Fioravanti	20,000		3.1%	$40.22	2/9/2015	$505,883	$1,282,006
John Caparella	15,000		2.3%	$40.22	2/9/2015	$379,412	$961,505

(1)	Each of these options vest in four equal annual installments beginning on the first anniversary of the date of grant.

(2)	The exercise price of each option is the closing sales price on the New York Stock Exchange on the day prior to the date of grant.

(3)	The potential realizable value portion of the foregoing table represents a hypothetical value that may be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on our common stock over the term of the options. These amounts do not take into account provisions of the options relating to vesting, non-transferability or termination of the option following termination of employment.

(4)	7,500 of these options were cancelled on February 10, 2006.

Aggregate Option Exercises in 2005 and December 31, 2005 Option Values

The following table provides information related to option exercises by Named Executive Officers in 2005, as well as the number and value of options held by Named Executive Officers at fiscal year end. We have not issued SARs to our executive officers.

			Number of Securities				Value of Unexercised
	Shares		Underlying Unexercised				In-the-Money Options at
	Acquired on		Options at Fiscal Year End				Fiscal Year End (1)
Name	Exercise	Value Realized	Exercisable		Unexercisable		Exercisable		Unexercisable

Colin V. Reed	—	—	692,500		227,500		$12,831,288		$3,105,313
David C. Kloeppel	—	—	245,000		80,000		$4,041,050		$1,062,450
Jay D. Sevigny	—	—	109,375	(2)	65,625	(3)	$2,328,688	(2)	$941,863	(3)
Mark Fioravanti	—	—	38,625		54,875		$839,349		$694,636
John Caparella	—	—	52,500		31,500		$1,076,600		$367,540

(1)	The closing sales price of the Company’s common stock on the New York Stock Exchange on December 31, 2005 was $43.59. Value is calculated on the basis of the difference between this closing price and the exercise price multiplied by the number of shares of common stock underlying the option.

(2)	Includes 75,000 shares of common stock issued to Mr. Sevigny upon the exercise of options after December 31, 2005.

(3)	Includes 18,125 shares of common stock issuable with respect to options that were cancelled on February 10, 2006.

Pension Plans

The Company maintains one defined benefit plan pursuant to which a Named Executive Officer received compensation in 2005, the Custom Non-Qualified Mid-Career Supplemental Employee Retirement Plan (the “SERP”). The purpose of the SERP is to provide Mr. Reed with a retirement benefit having a present value of $2.5 million. The benefit accrues 25% on April 23 of each year, beginning in 2002, and is payable at the expiration of his amended employment term as discussed below. On August 17, 2004, the Company and Mr. Reed entered into an amendment to his employment agreement extending the term of his employment as President and Chief Executive Officer through May 1, 2008. As a part of the amendment to his employment agreement, the Company agreed to pay Mr. Reed an additional SERP which would have a value of $1.0 million (as adjusted for hypothetical investment earnings (or losses)) on April 23, 2010, provided that Mr. Reed continued to be employed by the Company through such date. In addition, Mr. Reed may receive a pro rata portion of his SERP benefit if he is terminated by the Company prior to the completion of the amended employment term.

Equity Compensation Plan Information

The following table includes information about our stock option plans as of December 31, 2005:

	Number of securities		Number of securities
	to be issued upon	Weighted average	remaining available
	exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
	warrants and rights	warrants and rights	compensation plans

Equity compensation plans approved by security holders(1)	3,757,855	$28.17	1,196,356
Equity compensation plans not approved by security holders(2)	—	—	—

(1)	As of the March 14, 2006 record date, the numbers in this table would have been as follows: 3,791,200 (number of securities to be issued upon exercise of outstanding options, warrants and rights); $30.31 (weighted average exercise price of outstanding options, warrants and rights); and 966,211 (number of securities remaining available for future issuance under equity compensation plans). In addition, as of the March 14, 2006 record date, the weighted average remaining contractual life of the outstanding options, warrants and rights was 6.72 years.

(2)	In connection with our acquisition of ResortQuest on November 20, 2003, we assumed the obligations of ResortQuest under its Amended and Restated 1998 Long-Term Incentive Plan. As of December 31, 2005, there were 153,363 shares of our common stock reserved for issuance upon the exercise of options previously granted under this stock option plan. No additional options to purchase our common stock will be issued under this plan.

Employment, Severance and Change in Control Arrangements

The Company has entered into the agreements described below regarding employment, termination of employment and change in control with the Named Executive Officers. Disclosure is also provided below on the Company’s 2004 employment agreement with Michael D. Rose. In addition to any benefits Named Executive Officers may be entitled to receive in connection with a change in control under the terms of these agreements, any awards they have received under the 1997 Omnibus Stock Option and Incentive Plan will become immediately exercisable or vest.

Colin V. Reed

On April 23, 2001, the Company entered into an employment agreement with Mr. Reed that was to expire on April 22, 2005. On August 17, 2004, the Company and Mr. Reed entered into an amendment to that agreement extending the term of his employment as President and Chief Executive Officer through May 1, 2008. In connection with approving the amendment to Mr. Reed’s employment agreement, the Company’s Human Resources Committee held a series of meetings in 2004 to consider various employment proposals, engaged independent legal counsel to represent them in the negotiations, and retained a compensation consultant to advise on the fairness of the new employment terms.

Pursuant to the employment agreement as amended, the Company agreed to pay Mr. Reed an annual base salary, subject to annual increases in the discretion of the Human Resources Committee of the Board of Directors. For 2006, this annual base salary was increased to $832,000. Under his agreement, Mr. Reed may receive performance-based bonuses of up to 150% of his base salary in each year of the agreement’s term. In addition, Mr. Reed is entitled to receive certain benefits and equity-based incentives.

Under the original employment agreement, the Company agreed to pay Mr. Reed a supplemental executive retirement benefit or SERP which would have a value of $2.5 million upon the expiration of his initial employment agreement. As a part of the amendment to the employment agreement, the Company agreed to pay Mr. Reed an additional SERP which would have a value of $1.0 million (as adjusted for hypothetical investment earnings (or losses)) on April 23, 2010, provided that Mr. Reed continued to be employed by the Company through such date. The additional SERP benefit vests ratably over 5 years starting on April 23, 2005. See “Pension Plans” for further discussion of the SERP.

Upon the termination of Mr. Reed’s employment by the Company for cause, by Mr. Reed without good reason, or by reason of his death or disability, Mr. Reed is generally entitled to any accrued but unpaid salary or bonus, certain accrued and vested benefits and vested equity compensation. In addition, if his employment is terminated by reason of his death or disability, he is entitled to a pro-rata portion of his bonus and all of his options become immediately exercisable, and in the case of his death, all of his restricted stock becomes vested. If Mr. Reed’s employment is terminated by the Company without cause or by Mr. Reed for good reason, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year and certain benefits and equity compensation.

In addition, the amendment to Mr. Reed’s employment agreement provides that if he is terminated by the Company without cause or he terminates for good reason, he will be entitled to the immediate vesting of up to $600,000 of his additional SERP benefit. In such case, Mr. Reed would also receive the immediate vesting of a pro-rata portion (based on his length of service with the Company) of his restricted stock units under the Company’s performance accelerated restricted stock unit program (Mr. Reed’s 170,000 restricted stock units under this program would normally cliff vest on February 1, 2008).

In the event that Mr. Reed’s employment is terminated by the Company without cause or by Mr. Reed with good reason within one year of a change of control, he is entitled to a payment equal to three times his base salary for the year in which the termination occurs plus three times his annual bonus for the preceding year, any accrued or vested benefits and any awards of equity compensation (which awards’ vesting will be accelerated and Mr. Reed will have two years in which to exercise any options). Mr. Reed is also entitled to be reimbursed for any excise taxes he incurs. A “change of control” is deemed to occur if (i) any person, other than the Company, a wholly-owned subsidiary, a benefit plan of the Company or certain affiliates, becomes the beneficial owner of 35% or more of the outstanding voting stock of the Company, (ii) a majority of the incumbent members of the Board of Directors cease to serve on the Board without the consent of the incumbent Board, (iii) following a merger, tender or exchange offer, other business combination or contested election the holders of the Company’s stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity, or (iv) the Company sells all or substantially all of its assets.

This agreement contains covenants restricting Mr. Reed’s use and disclosure of confidential information, solicitation of certain employees and interference with the Company’s business opportunities.

On February 10, 2006, the Company and Mr. Reed amended Mr. Reed’s employment agreement in order to comply with the enactment of Section 409A of the Internal Revenue Code (the “Code”). This second amendment to his employment agreement clarifies that amounts under such employment agreement which are earned and vested under the agreement’s SERP on or before December 31, 2004 are grandfathered and accounted for separately as such amounts are not subject to Section 409A of the Code. In addition, this second amendment ensures that amounts under the supplemental executive retirement benefit which are vested after December 31, 2004 remain compliant with Section 409A by, among other things, delaying certain payments to Mr. Reed for six months upon his separation from service from the Company and are providing for delayed payments to Mr. Reed of amounts under the Plan in order to meet the requirements of Section 162 (m) of the Code.

Michael D. Rose

Effective May 1, 2004, the Company entered into a new five-year employment agreement with Michael D. Rose employing him as Chairman of the Board until the May 2005 Annual Meeting of Stockholders. After the May 2005 Annual Meeting (during the last four years of his employment term) and subject to certain standard conditions such as election by the stockholders, Mr. Rose shall perform the duties of the Chairman of the Company’s Executive Committee (as described in the Company’s Corporate Governance Guidelines, as amended from time to time), and such other duties as may be prescribed by the Board of Directors.

During the first year of his employment term (May 1, 2004 through April 30, 2005), Mr. Rose’s annual base salary is $350,000 for his services as Chairman of the Board. During the second year of the term (May 1, 2005 through April 30, 2006), Mr. Rose will receive base compensation of $250,000 for his services as Chairman of the Executive Committee. During the last three years of his employment term, Mr. Rose will receive a salary equal to the other directors who hold Board committee chair positions (other than the Audit Committee chair) for his service as Chairman of the Executive Committee.

In the event of the termination of Mr. Rose’s employment by reason of his death, he is entitled to receive any accrued but unpaid salary and immediate vesting of certain equity compensation. In the event that Mr. Rose’s employment is terminated by reason of his disability, he is entitled to receive his salary and certain benefits until he becomes eligible for long term disability benefits, and certain vested equity compensation. If Mr. Rose is terminated with cause or terminates his employment without good reason he is entitled to receive his accrued but unpaid salary and certain vested equity compensation. Upon termination of Mr. Rose’s employment by the Company without cause or by Mr. Rose for good reason, Mr. Rose is entitled to receive accrued but unpaid salary and immediate vesting of all equity compensation. If Mr. Rose no longer serves the Company following the expiration of the initial term of the agreement, all equity compensation will immediately vest.

If, within one year of a change of control (as defined above) that occurs prior to April 30, 2006, Mr. Rose’s employment is terminated by the Company without cause or by Mr. Rose with good reason, he is entitled to a payment equal to three times his base salary for the year in which the termination occurs, any accrued or vested benefits and immediate vesting of all equity compensation. If, within one year of a change of control occurring after April 30, 2006, Mr. Rose’s employment is terminated by the Company without cause or by Mr. Rose with good reason, he is entitled to receive a payment equal to the remainder of his various payments under his employment agreement, any accrued or vested benefits and immediate vesting of all equity compensation.

This agreement contains covenants restricting Mr. Rose’s use and disclosure of confidential information, solicitation of certain employees and interference with the Company’s business opportunities.

David C. Kloeppel

On May 4, 2005, the Company entered into an employment agreement with David C. Kloeppel (Chief Financial Officer) that expires May 4, 2009. The Company agreed to pay Mr. Kloeppel an annual base salary of $475,000, subject to annual increases in the discretion of the Human Resources Committee. For 2006, this annual base salary was increased to $494,000. Mr. Kloeppel may receive performance-based bonuses of up to 75% of his base salary in each year of this agreement’s term. In addition, Mr. Kloeppel is entitled to receive certain benefits and equity-based incentives.

Upon the termination of Mr. Kloeppel’s employment by the Company for cause, by Mr. Kloeppel without good reason, or by reason of his death or disability, Mr. Kloeppel is generally entitled to any accrued but unpaid salary or bonus, certain accrued and vested benefits and vested equity compensation. In addition, if his employment is terminated by reason of his death or disability, he is entitled to a pro rata portion of his bonus and all of his options become immediately exercisable, and in the case of his death, all of his restricted stock becomes vested. If Mr. Kloeppel’s employment is terminated by the Company without cause or by Mr. Kloeppel for good reason, he is entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his annual bonus for the preceding year and certain benefits and equity compensation.

If, within one year of a change of control, Mr. Kloeppel’s employment is terminated by the Company without cause or by Mr. Kloeppel with good reason, he is entitled to a payment equal to three times his base salary for the year in which the termination occurs plus three times his annual bonus for the preceding year, any accrued or vested benefits and any awards of equity compensation (which awards’ vesting will be accelerated). Mr. Kloeppel is also entitled to be reimbursed for any excise taxes he incurs. A “change of control” is deemed to occur if (i) any person, other than the Company, a wholly-owned subsidiary, a benefit plan of the Company or certain affiliates, becomes the beneficial owner of more than 35% of the outstanding voting stock of the Company, (ii) a majority of the incumbent members of the Board of Directors cease to serve on the Board without the consent of the incumbent Board, (iii) following a merger, tender or exchange offer, other business combination or contested election the holders of the Company’s stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity, or (iv) the Company sells all or substantially all of its assets.

This agreement contains covenants restricting Mr. Kloeppel’s use and disclosure of confidential information, solicitation of certain employees and interference with the Company’s business opportunities.

John Caparella

On February 10, 2006, the Company entered into an employment agreement with John Caparella, its new Executive Vice President and Chief Operating Officer, Gaylord Hotels. Mr. Caparella’s employment agreement runs through February 10, 2009, and provides that he will receive an annual base salary of $350,000 with an annual target bonus in the amount of 55% of his base salary. The agreement automatically renews for additional one-year terms unless either party elects not to renew at least 90 days prior to the expiration of the term. Mr. Caparella’s employment agreement provides that upon the termination of his employment by the Company for cause, by the executive without good reason, or by reason of his death or disability, the executive is generally entitled to any accrued but unpaid salary or bonus, certain accrued and vested benefits and vested equity compensation. In addition, if the executive’s employment is terminated by the Company without cause or by the executive for good reason, he is entitled to a payment equal to his base salary for the year in which the termination occurs plus a pro rata portion of his annual bonus for the current year provided he has been employed for more than six months in the current year.

In the event that Mr. Caparella’s employment is terminated by the Company without cause or by the executive with good reason within one year of a change of control, he is entitled to a payment equal to three times his base salary for the year in which the termination occurs plus three times his average annual bonus for the prior three calendar years, any accrued or vested benefits and any awards of equity compensation. A “change of control” is deemed to occur if (i) any person, other than the Company, a wholly-owned subsidiary, a benefit plan of the Company or certain affiliates, becomes the beneficial owner of more than 35% of the outstanding voting stock of the Company, (ii) a majority of the incumbent members of the Board of Directors cease to serve on the Board without the consent of the incumbent Board, (iii) following a merger, tender or exchange offer, other business combination or contested election the holders of the Company’s stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity, or (iv) the Company sells all or substantially all of its assets.

Mr. Caparella’s employment agreement contains covenants restricting his use and disclose of confidential information, competition, solicitation of certain employees and interference with the Company’s business opportunities.

Mark Fioravanti

On July 15, 2003, the Company entered into an employment agreement, subsequently amended on November 4, 2005, with Mark Fioravanti (President of ResortQuest) that expires on July 15, 2007. The Company agreed to pay Mr. Fioravanti an annual base salary of $215,000, subject to annual increase based on performance. For 2006, this annual base salary was increased to $333,000. The agreement automatically renews for additional one-year terms unless either party elects not to renew at least 90 days prior to the expiration of the term. Mr. Fioravanti’s employment agreement provides that upon the termination of his employment by the Company for cause, by the executive without good reason, or by reason of his death or disability, the executive is generally entitled to any accrued but unpaid salary or bonus, certain accrued and vested benefits and vested equity compensation. In addition, if the executive’s employment is terminated by the Company without cause or by the executive for good reason, he is entitled to a payment equal to his base salary for the year in which the termination occurs plus a pro rata portion of his annual bonus for the current year provided he has been employed for more than six months in the current year.

Mr. Fioravanti’s 2003 employment agreement provided that if his employment was terminated by the Company without cause or by the executive with good reason within one year of a change of control, he would be entitled to a payment equal to two times his base salary for the year in which the termination occurs plus two times his average annual bonus for the prior three calendar years, any accrued or vested benefits and any awards of equity compensation. The November 4, 2005 amendment to Mr. Fioravanti’s employment agreement increased his severance pay in the event of a change of control from two times to three times salary and bonus. The amendment provided that a “change of control” is deemed to occur if (i) any person, other than the Company, a wholly-owned subsidiary, a benefit plan of the Company or certain affiliates, becomes the beneficial owner of more than 35% of the outstanding voting stock of the Company, (ii) a majority of the incumbent members of the Board of Directors cease to serve on the Board without the consent of the incumbent Board, (iii) following a merger, tender or exchange offer, other business combination or contested election the holders of the Company’s stock prior to the transaction hold less than a majority of the combined voting power of the surviving entity, or (iv) the Company sells all or substantially all of its assets.

Mr. Fioravanti’s employment agreement contains covenants restricting his use and disclose of confidential information, competition, solicitation of certain employees and interference with the Company’s business opportunities.

Jay Sevigny

On February 10, 2006, Jay Sevigny resigned from his position as the Company’s Executive Vice President and Chief Operating Officer, Gaylord Hotels. Mr. Sevigny entered into a February 10, 2006 employment agreement with the Company that superceded his previous employment agreement, as amended, with the Company and provides that for a one-year period he will serve as an Industry Relations Adviser for the Company. Under this arrangement, Mr. Sevigny is receiving a salary of $385,000 and will receive a one-time retention payment in February 2007 of $250,000. The restrictive covenants contained in Mr. Sevigny’s 2003 employment agreement (e.g., use and disclose of confidential information, competition, solicitation of certain employees and interference with the Company’s business opportunities) survived the termination of that agreement.

Human Resources Committee Report on Executive Compensation

The following Report of the Human Resources Committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

The Human Resources Committee of the Board of Directors reviews and approves the annual compensation of the Company’s executive officers and other key management personnel. In addition, the Human Resources Committee establishes policies and guidelines for other benefits and administers compensation and certain other benefit plans, including the awards of stock and stock options pursuant to the 1997 Plan (and, if approved, the 2006

Omnibus Incentive Plan). The Human Resources Committee is assisted in making compensation decisions by the Company’s management and the Company’s independent professional compensation consultants. During the summer of 2005, the Human Resources Committee conducted a self-evaluation in order to access the effectiveness of the Committee and at its August 2005 meeting, the Human Resources Committee members discussed the results of the self-evaluation process.

Compensation Policies Applicable to Executive Officers

The principal objective of the Company is to maximize stockholder value through the development and enhancement of the Company’s primary business units: Hospitality, Opry and Attractions, ResortQuest and Corporate and Other.

To further that objective, the Company’s executive compensation program is designed to:

•	provide competitive pay for the position and the market;

•	attract, retain and reward management personnel;

•	align executive and stockholder interests by rewarding performance that enhances stockholder value; and

•	provide appropriate incentives for executives to achieve Company, business unit and individual performance goals.

At its first regular meeting of the year, the Human Resources Committee reviews management’s performance during the prior year, adopts compensation policies for the current year, reviews the Company’s incentive compensation plans and rewards, and establishes each executive’s compensation and performance goals. The Human Resources Committee, however, may adjust an executive’s total compensation at any time during the year in light of increased job responsibilities or particularly meritorious performance.

An executive’s total compensation is composed of three primary components: base salary compensation, annual incentive compensation and long-term incentive compensation. Each component is based on Company and group or unit performance factors which are measured objectively and subjectively by the Human Resources Committee.

Base Salary Compensation

The 2005 base salary compensation of the Company’s executive officers was based on several factors. In general, the Human Resources Committee sought to establish base salaries at or near the 50th percentile of base compensation paid by companies within the lodging, attractions and vacation rental industries with whom the Company believes it competes for executive talent exercising responsibilities similar to those of executives with the Company, as confirmed by an independent compensation consultant. Base salaries were adjusted by the Human Resources Committee, however, to reflect other factors such as an individual executive officer’s performance and base salary during the prior year.

Annual Incentive Compensation

The Company’s annual cash bonus program was adopted in February 2002. The annual bonus plan is designed to motivate participants by directly linking the payment of bonuses to the attainment of annual financial performance goals for the Company and each business unit. The Human Resources Committee approved the specific financial performance goals for the Company and each business unit and the amounts of the bonus pools to be established upon attainment of these goals for 2005. Under the bonus plan, if the “threshold” performance goal (90% of the target performance) is achieved, payouts as a percent of salary range from 5% to 30%, depending on grade level. In the event that the “target” goal is attained, payouts as a percent of salary range from 10% to 60%. In the event that the target performance goal is exceeded (150% of the target performance) payouts as a percent of salary range from 15% to 90%. The percentage of salary awarded for performance falling between the “threshold” and “stretch” goals is to be based on a graduated scale commensurate with the results. In addition to the attainment of Company and business unit financial performance, the Human Resources committee will also consider whether the participant’s annual performance objectives were obtained. For a discussion of the CEO’s bonus criteria, see the section below under the heading “CEO Compensation.”

Long-Term Incentive Compensation

The Human Resources Committee believes that a powerful way to align the long-term interests of executive officers with those of stockholders is to award equity-based compensation in the form of stock options and restricted stock. In February of 2003, the Human Resources Committee and the Board considered and approved a long-term incentive plan. The purpose of the plan is to provide incentives and rewards to senior management based upon long-term performance of the Company’s strategic plan and stock price appreciation, in a manner that aligns management’s goals with stockholder interests. Under the approved plan, our executives are categorized into a “tier,” with the members of each tier receiving awards of stock options and, for some tiers, grants of restricted stock based upon the accomplishment of annual criteria that collectively move the Company toward the accomplishment of the Company’s long range strategic plan. All stock options awarded vest ratably over a four-year period, with one-fourth vesting annually beginning the first year after the date of grant, and have an exercise price equal to the market price on the date of the award. Generally, restricted stock awards vest over a four-year period, with one-fourth vesting annually beginning the first year after the date of the grant.

As another feature of our long-term incentive plan, our executive officers participate in a Performance Accelerated Restricted Stock Unit Program (the “PARSUP Program”). This PARSUP Program is designed to motivate and retain the Company’s key executives in the Company’s current competitive environment and with a view to enhancing stockholder value. Pursuant to the PARSUP Program, certain key executives were granted restricted stock unit awards (the “Restricted Units”) pursuant to the 1997 Plan. The first awards under the PARSUP Program were issued in May of 2003, and a total of 530,000 Restricted Units were issued to a total of 17 officers. Currently, 21 officers are participants in the Program and a total of 528,500 Restricted Units have been awarded and are outstanding.

These awards fully vest on February 1, 2008, if the participating executive continues in active employment with the Company until that date. Portions of the PARSUP Restrictive Units are eligible for earlier annual performance vesting at the rate of 25% non-cumulative annual installments in each of 2005, 2006, 2007 and 2008 based on the Company’s financial performance in each of those years, and the remaining unvested shares will vest on February 1, 2008. The performance targets for the PARSUP Program are recommended by the Human Resources Committee and approved by the Board and can be modified in the same manner. To date, none of the PARSUP Restricted Units have early vested as the 2005 performance targets were not met.

If a change in control occurs (as defined in the Plan), the unvested PARSUP Restricted Units will vest. If a participant is on salary continuation and a change in control occurs, the participant would only be entitled to the next 25% vesting installment of PARSUP Restricted Units not otherwise earned.

The Human Resources Committee has broad flexibility to oversee and amend the PARSUP Program and, with Board approval, can modify performance criteria and specific financial targets. The Human Resources Committee also has the right to make exceptions based on unusual factors or events. To help alleviate the tax burden of the PARSUP Program on participants and to provide an incentive for executives to continue in employment, the Human Resources Committee has approved a program whereby participants can defer the receipt of their vested PARSUP Program Restricted Units. The Restricted Units can be deferred to a specific date in the future or to the participant’s termination of employment date, whichever occurs first. The participant can elect a lump sum distribution of shares on the deferral date (or one year after that date) or can elect annual installment of shares over five years. See the Summary Compensation Table for more information on grants under the PARSUP Program to the Company’s Named Executive Officers and as Chairman of the Board.

CEO Compensation

In reviewing and approving the compensation offered to Mr. Reed under the terms of his amended employment agreement, the Human Resources Committee considered many of the same criteria relied upon with respect to the other executive officers, including the compensation of peer group executives within the lodging, attractions and vacation rental industries and the nature of the responsibilities of Mr. Reed as President and Chief Executive Officer and as Chairman of the Board.

Based upon these factors, the Human Resources Committee approved compensation for Mr. Reed for 2005 in the form of base salary of $800,000 (up from $750,000 in 2004), equity compensation, consisting of options to purchase 75,000 shares of the Company’s common stock at an exercise price equal to the market price immediately preceding the award of the options, and the opportunity to be paid a performance bonus for 2005 in an amount equal to up to 100% of his base salary based upon the Company’s achievement of performance targets mutually agreed to by Mr. Reed and the Board, including the achievement of designated financial and operational goals. In February 2006, the Human Resources Committee awarded Mr. Reed his 2005 performance bonus in an amount equal to 100% of his 2005 base salary, a bonus of $787,692.34.

Policy with Respect to Deductibility of Compensation

Federal tax law limits the tax deduction that the Company may take with respect to the compensation of the Chief Executive Officer and the four other most highly compensated executive officers that exceeds $1.0 million, unless the compensation is “performance-based.” Generally, the Company’s stock incentive plans are designed to provide “performance-based” compensation that should minimize the impact of this tax limit.

The Human Resources Committee believes that all incentive compensation of the Company’s current executive officers (except for the restricted stock and PARSUP programs) will qualify as a tax deductible expense when paid. The Human Resources Committee will continue to evaluate, however, whether it will approve annual compensation arrangements exceeding $1.0 million and whether it will attempt to qualify any such amounts for deductibility under the federal tax laws.

Conclusion

The Human Resources Committee believes that the Company’s executive compensation program described in this report serves the interests of the Company’s stockholders. Pay delivered to executives is intended to be linked to, and commensurate with, Company performance and with stockholder expectations. The Human Resources Committee notes that the compensation philosophy should be measured over a period sufficiently long to determine whether strategy development and implementation are in line with, and responsive to, stockholder expectations.

HUMAN RESOURCES COMMITTEE:
     E. GORDON GEE, CHAIRMAN
     E. K. GAYLORD II
     RALPH HORN
     ELLEN LEVINE

Performance of the Company’s Common Stock

The graph and table below compare the cumulative total stockholder return on our common stock from December 31, 2000 through December 31, 2005, with the cumulative total return of the Dow Jones U.S. Hotels Index and the Dow Jones U.S. Composite Index over the same period. The comparative data assumes $100.00 was invested on December 31, 2000, in our common stock and in each of the indices and assumes that any dividends paid were reinvested.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Gaylord Entertainment Company	100	122	102	148	206	216
Dow Jones US Hotels Index	100	96	85	120	175	191
Dow Jones US Composite Index	100	88	69	90	100	107

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of those forms and certain written representations from reporting persons, we believe that in 2005 all of our executive officers, directors, and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

ADDITIONAL INFORMATION

Stockholder Nominations of Candidates for Board Membership

A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder who is a stockholder of record on the record date for the meeting and on the date of notice of the meeting, and who delivers timely notice of the nomination in proper written form, as provided by our Bylaws. The notice must include certain biographical information regarding the proposed nominee and the proposed nominee’s written consent to nomination, as set forth in our Bylaws.

For a stockholder’s notice to be timely, it must be delivered to or mailed and received at the principal executive offices of the Company: (a) in the case of a nomination to be voted on at an annual meeting, not less than 60 days nor more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders, except that if the annual meeting is called for a date that is not within 30 days before or after the anniversary date, for the stockholder’s notice to be timely, it must be received by the Company not later than the close of business on the tenth day after the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first; and (b) in the case of a nomination to be voted on at a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day after the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals for 2007 Annual Meeting

If you would like to submit a proposal for inclusion in our proxy statement for the 2007 annual meeting, your proposal must be in writing and be received by us at our principal executive offices prior to the close of business on December 4, 2006.

If you want to bring business before the 2007 annual meeting which is not the subject of a proposal submitted for inclusion in the proxy statement, our Bylaws require that you meet the eligibility requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and deliver a notice in proper written form to our Secretary by March 5, 2007, but not before February 3, 2007 (or, if the annual meeting is called for a date that is not within 30 days of May 4, 2007, the notice must be received by the close of business on the tenth day following the earlier of the day the notice of the 2007 annual meeting was mailed or public disclosure of the date of the annual meeting was made). If you bring business before the 2007 annual meeting but the presiding officer of that meeting determines that you did not notify us of that business within the required time period, then the presiding officer will declare to the meeting that your business was not properly brought before the meeting and your business will not be transacted at that meeting.

Requests for Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2005, excluding certain of the exhibits thereto, may be obtained without charge by writing to the Company’s Investor Relations department at the address set forth below.

Our 2005 Annual Report to Stockholders is being mailed to stockholders with this proxy statement. The Annual Report to Stockholders is not part of the proxy solicitation materials. In certain instances, one copy of the Company’s Annual Report to Stockholders and proxy statement may be delivered to two or more stockholders who share an address. For voting purposes, a separate proxy card will be included for each stockholder at a shared address. The Company will deliver promptly upon oral or written request a separate copy of the Annual Report to Stockholders or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders sharing an address who are receiving multiple copies of the Company’s annual reports or proxy statements may request delivery of single copies and stockholders sharing an address who are receiving single copies of these documents may request delivery of multiple copies. Such requests should be directed to the attention of Investor Relations at the following address (which is the address of our principal executive offices): Gaylord Entertainment Company, One Gaylord Drive, Nashville, Tennessee 37214, (615) 316-6000.

Appendix A

2006 Omnibus Incentive Plan

GAYLORD ENTERTAINMENT COMPANY

2006 OMNIBUS INCENTIVE PLAN

A-i

GAYLORD ENTERTAINMENT COMPANY

2006 OMNIBUS INCENTIVE PLAN

Section 1.  Purpose.

This plan shall be known as the “2006 Omnibus Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Gaylord Entertainment Company, a Delaware corporation (the “Company”) and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least fifty percent (50%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(f) “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary, or (ii) the Company or any Subsidiary;

(ii) The individuals who, as of the date hereof, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board members remaining in office, or by a vote of a committee comprised of members of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

(iii) Approval by stockholders of the Company of:

(A) A merger, consolidation or reorganization involving the Company, unless,

(1) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(2) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(3) No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of thirty-five percent (35%) or more of the then outstanding Voting Securities unless, as a result of such merger, consolidation or reorganization, such Person acquired or would acquire additional voting securities of the Surviving Corporation representing additional voting power) has Beneficial Ownership of thirty-five percent (35%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

(B) A complete liquidation or dissolution of the Company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and (iii) “independent” within the meaning of the listing standards of the New York Stock Exchange.

(i) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(j) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

(k) “Director” shall mean a member of the Board.

(l) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(m) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(o) “Exercise Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option or the price by which the value of a SAR shall be determined upon exercise, pursuant to Section 1(gg).

(p) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(q) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(s) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(t) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(u) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.

(v) “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

(w) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(x) “Performance Award” shall mean any Award granted under Section 8 of the Plan.

(y) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(z) “Restricted Share” shall mean any Share granted under Sections 7 or 10 of the Plan.

(aa) “Restricted Share Unit” shall mean any unit granted under Sections 7 or 10 of the Plan.

(bb) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

(cc) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(dd) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(ee) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

(ff) “Shares” shall mean shares of the common stock, $0.01 par value, of the Company.

(gg) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(hh) “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(ii) Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3.  Administration.

3.1  Authority of Committee.  The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2  Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3  Action by the Committee.  The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.4  Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5  No Liability.  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.  Shares Available for Awards.

4.1  Shares Available.  Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 2,690,000 (which includes 690,000 Shares with respect to which awards under the Company’s 1997 Omnibus Stock Option and Incentive Plan (the “1997 Plan”) were authorized but not awarded as of the record date for the meeting of stockholders to approve this Plan), of which (i) the number of Shares with respect to which Incentive Stock Options may be granted shall be no more than 2,690,000 and (ii) Shares with respect to which Awards other than Options and SARs may be granted shall be no more than 1,350,000. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 1997 Plan as of the record date for the meeting of stockholders to approve this Plan, but which thereafter terminate, expire unexercised or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 1997 Plan (but shall not include Shares cancelled on settlement of Options or SARs in payment of the exercise price thereof or Shares withheld to pay taxes); and any such Shares that were originally granted under the 1997 Plan as awards other than stock options or SARs shall again be available for grant as awards other than stock options or SARs under this Plan. As of the record date for the meeting of stockholders to approve this Plan, more than 690,000 Shares were available for grant under the 1997 Plan, but only 690,000 such Shares are being added to Shares available under this Plan, and if this Plan is approved by the stockholders, the Shares formerly authorized under the 1997 Plan but not granted as of such record date in excess of 690,000 Shares will not be available for grant under this Plan and the authorization of such Shares will be cancelled. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is forfeited or canceled without the delivery of Shares (but not Shares cancelled on exercise of Options or settlement of SARs in payment of the Exercise Price thereof or Shares withheld to pay taxes), then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards (or types of Awards) may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In any event, for purposes of determining the number of Shares available for grant, the gross number of Shares issued pursuant to an Award and not later forfeited pursuant to the terms of the Award, shall be deducted from the total Shares available for grant. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 200,000 Shares.

4.2  Adjustments.  In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder and with respect to Awards to Covered Officers, in such a manner as is consistent with Section 162(m)): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

4.3  Substitute Awards.  Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.4  Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.  Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.  Stock Options and Stock Appreciation Rights.

6.1  Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2  Price.  The Committee in its sole discretion shall establish the Exercise Price at the time each Option or SAR is granted. Except in the case of Substitute Awards, the Exercise Price of an Option or SAR may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option or SAR is granted on the date of grant of such Option or SAR. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options or SARs to reduce the Exercise Price of such Options or SARs, or (ii) cancel such Options or SARs and grant substitute Options or SARs with a lower Exercise Price than the cancelled Options or SARs or (iii) re-price, replace, re-grant through cancellation or modify Awards without shareholder approval if the effect would be to reduce the Exercise Price. In addition, no outstanding Award may be substituted for another Award type.

6.3  Term.  Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4	Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Exercise Price for the number of Shares with respect to which the Option is then being exercised.

(d) Payment of the Exercise Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws and Company policy, the Company may permit an Option to be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Exercise Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5  Ten Percent Stock Rule.  Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Exercise Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7.  Restricted Shares and Restricted Share Units.

7.1  Grant.

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2  Delivery of Shares and Transfer Restrictions.  At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

7.3  Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

7.4  Payment of Restricted Share Units.  Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Other than pursuant to Section 15.1 (but no transfers for consideration shall be permitted), Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8.  Performance Awards.

8.1  Grant.  The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2  Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3  Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made, except as otherwise provided pursuant to any applicable Award Agreement at or after grant. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant, but no transfers for consideration shall be permitted.

Section 9.  Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10.  Non-Employee Director and Outside Director Awards.

10.1  The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2  The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

Section 11.  Provisions Applicable to Covered Officers and Performance Awards.

11.1  Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2  The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a) earnings before interest, taxes, depreciation and/or amortization;

(b) operating income or profit;

(c) operating efficiencies;

(d) return on equity, assets, capital, capital employed or investment;

(e) after tax operating income;

(f) net income;

(g) earnings or book value per Share;

(h) cash flow(s);

(i) total sales or revenues or sales or revenues per employee;

(j) production (separate work units or SWUs);

(k) stock price or total shareholder return;

(l) dividends;

(m) debt reduction;

(n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

(o) any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

11.3  With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 100,000 Shares and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $3,000,000.

11.4  To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5  Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12.  Termination of Employment.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13.  Change in Control.

Unless otherwise provided in an Award Agreement, upon a Change in Control, all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted. Notwithstanding the foregoing, Performance Awards shall vest only in accordance with the applicable Award Agreement.

Section 14.  Amendment and Termination.

14.1  Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2  Amendments to Awards.  Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3  Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 15.  General Provisions.

15.1  Limited Transferability of Awards.  No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement, but in no event shall an Award be transferred to a third party for consideration. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2  Dividend Equivalents.  No dividend equivalent rights shall be granted with respect to stock options or SARs, but in the sole and complete discretion of the Committee, an Award (other than options or SARs) may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents permitted hereunder that are reinvested into additional Shares or credited as Performance Awards.

15.3.  Compliance with Section 409A of the Code.  No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of section 409A of the Code.

15.4  No Rights to Awards.  No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5  Share Certificates.  All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6  Withholding.  A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any

Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

15.7  Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8  No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9  No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10  No Rights as Stockholder.  Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11  Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12  Severability.  If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13  Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14  No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16  Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.  Term of the Plan.

16.1  Effective Date.  The Plan shall be effective as of May 4, 2006, provided it has been approved by the Board and by the Company’s stockholders.

16.2  Expiration Date.  No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

Appendix B
Audit Committee Charter

GAYLORD ENTERTAINMENT COMPANY
AUDIT COMMITTEE CHARTER

STATEMENT OF POLICY

The Audit Committee is a committee of the Board of Directors. Its primary functions are to (1) assist the Board in fulfilling its fiduciary oversight responsibilities by reviewing (a) the integrity of financial information provided to shareholders and others, (b) the performance of the internal audit function and systems of internal controls which management and the Board of Directors have established, (c) compliance with legal and regulatory requirements by the Company and its employees relating to preparation of financial information, and (d) the Independent Accountant’s qualifications, independence and performance and (2) prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement.

OPERATING POLICIES

1. The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. At least one member of the Audit Committee shall be an audit committee financial expert as defined by the Commission. The Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

2. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be replaced or added by the Board at any time.

3. The Committee shall meet at least four times per year or more frequently as circumstances require. The Audit Committee shall meet periodically with management, the internal auditors and the Independent Accountant in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or Independent Accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

4. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or other advisors as it determines necessary to carry out its duties.

COMMITTEE AUTHORITY

1. The Audit Committee shall have the sole authority to appoint or replace the Independent Accountant (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Accountant (including resolutions of disagreements between management and the Independent Accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Independent Accountant shall report directly to the Audit Committee.

2. The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its Independent Accountant, subject to the de minimums exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

3. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

4. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation (i) to the Independent Accountant for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company, (ii) to any advisor employed by the Audit Committee and (iii) for ordinary administrative expenses of the audit committee that are necessary or appropriate for carrying out its duties.

RESPONSIBILITIES

In meeting its responsibilities, the Audit Committee is expected to:

1. Review its charter on an annual basis and, as appropriate, recommend amendments to the Board.

2. Request and review a statement from the Independent Accountant delineating all relationships between the Independent Accountant and the Company to determine the independence of the Independent Accountant, consistent with Independence Standards Board Standard No. 1, as may be modified or supplemented.

3. Provide an open and independent avenue of communication between Internal Audit, the Independent Accountant, and the Board of Directors.

4. Review and recommend to the Board of Directors the appointment, replacement, reassignment, or dismissal of any member of the Internal Audit Department.

5. Discuss with the Director of Internal Audit, the Independent Accountant, and appropriate management significant risks or exposures and assess the steps management has taken to minimize such risks to the Company, including the Company’s risk assessment and risk management policies.

6. Review and approve with the Director of Internal Audit and the Independent Accountant (a) the audit scope and plan of Internal Audit and (b) the audit scope and plan of the Independent Accountant.

7. Review with the Head of Internal Audit and the Independent Accountant the coordination of Internal Audit and Independent Accountant to assure completeness of coverage, reduction of redundant efforts, and the effective use of Internal Audit resources.

8. Discuss with the Independent Accountant:

(a) The Independent Accountant’s independence.

(b) The matters required to be reported by the Independent Accountants by Statement on Auditing Standards No. 61 and No. 90, as may be modified or supplemented, as well as matters affecting the quality of the Company’s financial reporting and the fairness of the presentation in the financial statements of the financial condition and financial risks of the Company.

9. Review and discuss with management and the Independent Accountant:

(a) The Company’s quarterly and annual financial statements and related footnotes and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(b) The Independent Accountant’s audit of the annual financial statements and the report thereon.

(c) The Independent Accountant’s audit plan and any significant changes thereto.

(d) The selection, application and disclosure of critical accounting policies used in the Company’s financial statements.

(e) Any material related party transactions.

(f) Other matters related to the conduct of the audit which are to be communicated to the Committee under Generally Accepted Auditing Standards.

(g) Any observations or recommendations made in writing by the Independent Accountant to management regarding its policies and procedures, and the status of the response by management to such observations or recommendations.

(h) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management; ramifications of the use of such alternative disclosures and treatments; and the treatment preferred by the Independent Accountant.

(i) Other material written communications between the Independent Accountant and management, such as any management letter or schedule of unadjusted differences.

10. Discuss with the Independent Accountant any difficulties, problems or disputes with management encountered during the course of the audit and management’s response.

11. Consider and review with management and the Head of Internal Audit:

(a) All significant findings, recommendations and follow-up activity of Internal Audit together with management’s responses.

(b) Any difficulties encountered in the course of its audits, including any restrictions on the scope of its work or access to required information.

(c) The planned scope of its audit plan and any significant changes thereto.

(d) The Internal Audit Department budget and staffing.

(e) The Internal Audit Department charter.

(f) Internal Audit’s compliance with the IIA’s Standards for the Professional Practice of Internal Auditing.

12. Review filings with the SEC and other published documents containing the Company’s financial statements. Consider whether the information contained in these documents is consistent with the information contained in the financial statements and is in compliance with applicable regulatory requirements. Recommend to Board of Directors whether the audited annual financial statements should be included in the Company’s Annual Report on Form 10-K.

13. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

14. Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

15. Annually review and evaluate the qualifications, performance and independence of the Independent Accountant and lead partner of the Independent Accountant team and present the conclusions to the Board.

16. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

17. Obtain and review a report from the Independent Accountant at least annually regarding (a) the Independent Accountant’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Accountant or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the Independent Accountant and the Company. Evaluate the qualifications, performance and independence of the Independent Accountant, including considering whether the auditor’s quality controls are adequate and the provisions of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the Independent Accountant to the Board.

18. Establish policies for the Company’s hiring of employees or former employees of the Independent Accountant.

19. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

20. Review policies and procedures with respect to officer’s expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by Internal Audit or the Independent Accountant.

21. As necessary, review with the Head of Internal Audit and the Independent Accountant the results of their review of the Company’s actions in monitoring compliance with the Corporate Code of Conduct.

22. Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

23. Meet periodically with the Director of Internal Audit, the Independent Accountant, and management in separate executive sessions to discuss any matters that the Committee or any of these parties believe should be discussed privately with the Committee.

24. Review its own performance annually.

25. Report regularly to the Board.

26. Perform other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

GAYLORD ENTERTAINMENT COMPANY
Proxy for Annual Meeting of Stockholders
to be held on May 4, 2006
Solicited on behalf of the Board of Directors of Gaylord Entertainment Company
     The undersigned hereby appoints Colin V. Reed, Robert P. Bowen and Carter R. Todd and each of them, as proxies, with full power of substitution, to vote all shares that the undersigned would be entitled to cast if personally present at the meeting and any adjournment or postponement thereof at the Annual Meeting of Stockholders of Gaylord Entertainment Company (the “Company”) to be held at the Gaylord Opryland Resort and Convention Center, 2800 Opryland Drive, Nashville, Tennessee on Thursday, May 4, 2006, at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof.
     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to all shares of the common stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.
     If one or more of the proxies named shall be present in person or by substitute at the Annual Meeting or at any adjournments(s) or postponement(s) thereof, the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
     This proxy also provides voting instructions for shares held by Wilmington Trust Company, the Trustee for the Company’s 401(k) Savings Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in this plan. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company’s stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.
     This card should be voted by mail, Internet or telephone, in time to reach the Company’s proxy tabulator, Automatic Data Processing, by 11:59 p.m. Eastern time on May 3, 2006, for all registered shares to be voted and by 11:59 p.m. Eastern time on May 1, 2006, for the Trustee to vote the plan shares.
     Please date, sign exactly as your name appears on your stock certificate and promptly mail this proxy in the enclosed envelope. No postage is required.

GAYLORD ENTERTAINMENT COMPANY
     Your shares will be voted in accordance with your specifications. If no choice is specified, shares will be voted FOR the election of the ten (10) nominees set forth below, voted FOR the approval of the 2006 Omnibus Incentive Plan, voted FOR ratification of the appointment of accountants, and, in the discretion of the proxies, FOR or AGAINST any other matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, in each case as more fully set forth in the accompanying proxy statement of the Company.
     Votes must be indicated ☑ using black or blue ink only.
1.	Election of Directors.

Nominees:
E.K. Gaylord II	Robert P. Bowen	Laurence S. Geller	Colin V. Reed
E. Gordon Gee	Ralph Horn	Michael D. Rose	Michael I. Roth
Ellen Levine	Michael J. Bender
☐ FOR ALL NOMINEES            ☐ AUTHORITY WITHHELD FOR ALL NOMINEES          ☐ FOR ALL NOMINEES
                                                                                                                                                                        (except as indicated below)
To withhold authority to vote for any individual nominee, write that nominee’s name on the line below:
_____________________________________________________________
2.	Proposal to approve the 2006 Omnibus Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Public Registered Accounting Firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	In the discretion of the proxies on any other matter that may properly come before said meeting or any adjournment(s) or postponement(s) thereof.

HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single packager per household.

YES	☐	NO	☐

Please date this proxy and sign your name exactly as it appears on your stock certificate. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.
_________________________________ Signature _________________________________ Signature Date: ___________________________, 2006

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 3, 2006 for registered shares and until 11:59 P.M. Eastern Time on May 1, 2006 for shares in the 401(k) Savings Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Gaylord Entertainment Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 3, 2006 for registered shares and until 11:59 P.M. Eastern Time on May 1, 2006 for shares in the 401(k) Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Gaylord Entertainment Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.